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                                                                    EXHIBIT 99.1

Schedule II - Valuation and Qualifying Accounts

                                                            ADDITIONS        DEDUCTIONS
                                           BEGINNING        CHARGED TO       CHARGED TO         ENDING
                                            BALANCE           INCOME          RESERVE           BALANCE
                                          ------------     ------------     ------------     ------------
Accounts receivable allowances - 2003     $  1,654,000     $  2,907,000     $  2,932,000     $  1,629,000
Accounts receivable allowances - 2002        1,723,000        2,395,000        2,464,000        1,654,000
Accounts receivable allowances - 2001          985,000        2,838,000        2,100,000        1,723,000

                          INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
RENAISSANCE LEARNING, INC. AND SUBSIDIARIES:

We have audited the consolidated financial statements of Renaissance Learning, Inc. and subsidiaries as of December 31, 2003 and 2002, and for the years then ended and have issued our report thereon dated January 16, 2004, except for Note 17, as to which the date is January 28, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets") which is included elsewhere in this Form 10-K. Our audit also included the 2003 and 2002 consolidated financial statement schedule of Renaissance Learning, Inc. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the 2003 and 2002 consolidated financial statement schedule, when considered in relation to the 2003 and 2002 basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein. The consolidated financial statement schedule for the year ended December 31, 2001, was audited by other auditors who have ceased operations. Those auditors expressed an opinion, in their report dated January 18, 2002, that such 2001 consolidated financial statement schedule, when considered in relation to the 2001 basic consolidated financial statements taken as a whole, presented fairly, in all material respects, the information set forth therein.

DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
January 16, 2004

THE REPORT SET FORTH BELOW IS A COPY OF A PREVIOUSLY ISSUED AUDIT REPORT BY ARTHUR ANDERSEN LLP. THIS REPORT HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN LLP IN CONNECTION WITH ITS INCLUSION IS THIS FORM 10-K.

WE WILL NOT BE ABLE TO OBTAIN THE WRITTEN CONSENT OF ARTHUR ANDERSEN LLP AS REQUIRED BY SECTION 7 OF THE SERCURITIES ACT OF 1933 FOR OUR REGISTRATION STATEMENTS ON FORM S-8. ACCORDINGLY, INVESTORS WILL NOT BE ABLE TO SUE ARTHUR ANDERSEN LLP PURSUANT TO SECTION 11(a)(4) OF THE SECURITIES ACT WITH RESPECT TO ANY SUCH REGISTRATION STATEMENTS AND, THEREFORE, ULTIMATE RECOVERY ON A SUCCESSFUL CLAIM MAY BE LIMITED. THE ABILITY OF INVESTORS TO RECOVER FROM ARTHUR ANDERSEN LLP MAY ALSO BE LIMITED AS A RESULT OF ARTHUR ANDERSEN LLP'S FINANCIAL CONDITION OR OTHER MATTERS RESULTING FROM THE VARIOUS CIVIL AND CRIMINAL LAWSUITS AGAINST THAT FIRM.


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited in accordance with generally accepted auditing standards in the United States the financial statements included in Renaissance Learning, Inc.'s annual report to shareholders included in this Form 10-K, and have issued our report thereon dated January 18, 2002. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. The schedule listed in the index above as Exhibit 99.1 is the responsibility of the company's management and is presented for purposes of complying with the Securities and Exchange Commissions rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                              /s/ Arthur Andersen LLP

                                              ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
January 18, 2002